Exhibit 10.6

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement is dated as of July 14, 2021 (this “Assignment”), by and among Tradeup INC., a Delaware corporation, TradeUP Acquisition Sponsor LLC, a Delaware limited liability company (collectively with Tradeup INC., the “Sellers”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Sellers wish to assign to the Buyers common stocks, $0.0001 par value (“Common Stocks”), of TradeUP Acquisition Corp., a Delaware corporation (the “Company”), a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and the Buyers wish to purchase and receive such Shares (as defined below) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.           Assignment of Shares. Sellers hereby assign the aggregated amount of 30,000 shares of Common Stock to the Buyers (collectively, the “Shares”) as listed on the Schedule I attached hereto. The Buyers have paid to the Sellers an aggregate amount of Six Hundred and Fifty Two Dollars and Fifty Cents ($652.5), (the “Purchase Price”), in consideration of the assignment of the Shares.

Section 2.           Potential Forfeiture and Purchase of Shares.

(a) In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering (as defined below), or if the Public Offering is not consummated on or prior to December 31, 2021, such Buyer shall automatically forfeit all of the Shares held by such Buyer, which Shares shall automatically be assigned and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b)  Immediately prior to the consummation of a Business Combination, unless any Buyer resigns or otherwise ceases to serve as a member of the board of the directors for any reason, each Buyer shall have the right, but not the obligation, to purchase from the Sellers same amount of the Shares at the same Purchase Price as set forth in Section 1 herein. Such right shall be exercisable by Buyers immediately prior to or upon consummation of a Business Combination by providing written notice of such exercise to the Sellers.

(c) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Sellers to be necessary or appropriate, and the applicable Buyer hereby grants to Sellers and any representative designated by Sellers without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3.           No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4.           Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Sellers and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sellers possess or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section 5.           Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

SELLERS:
Tradeup INC.

By:	/s/Xin Song
Name: Xin Song
Title: President

TradeUP Acquisition Sponsor LLC

By:	/s/ Jianwei Li
Name: Jianwei Li
Title: Manager

BUYERS:

/s/ Weston Twigg
Weston Twigg

/s/ Tao Jiang
Tao Jiang

/s/ James Long
James Long

[Signature Page to Securities Assignment Agreement]

Schedule I

Name of Transferee	Number of Assigned Shares from TradeUP Acquisition Sponsor LLC	Purchase Amount to TradeUP Acquisition Sponsor LLC	Number of Assigned Shares from Tradeup INC.	Purchase Amount to Tradeup INC.
Weston Twigg	8,000	$174	2,000	$43.5
Tao Jiang	8,000	$174	2,000	$43.5
James Long	8,000	$174	2,000	$43.5
	Total: 24,000	Total: $522	Total: 6,000	Total: $130.5

* Each transferee is entitled to purchase 10,000 founder shares upon the completion of this offering and additional 10,000 founder shares upon the completion of the initial business combination from the founders (80% from the TradeUP Acquisition Sponsor LLC and 20% from Tradeup INC.) at the same purchase price that the Sellers originally paid to acquire founder shares pursuant to the options granted by the Sellers to each director.